EXHIBIT 8

                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                     --------------------------------------

1. Limco-Piedmont Inc., a wholly-owned Delaware subsidiary

2. Limco  Airepair Inc., a wholly-owned  Delaware  subsidiary of  Limco-Piedmont
   Inc.

3. Piedmont Aviation Component Services LLC., a wholly-owned subsidiary of Limco-Piedmont Inc.